UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

Eaton Vance California Municipal Bond Fund

Eaton Vance New York Municipal Bond Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

EQ Fund Solutions

CLOSED-END FUND PROXY CONTEST FACT SHEET FOR: EATON VANCE FUNDS

ANNUAL MEETING IMPORTANT DATES	
Record Date	JUNE 28, 2024
Mail Date	JULY 23, 2024
Meeting Date	SEPTEMBER 9, 2024 @ 11:30 AM (EASTERN TIME)
ADDITIONAL INFORMATION	
Tickers	SEE PAGE 4
CUSIPs	SEE PAGE 4

LOCATION OF ANNUAL MEETING	
PRINCIPAL OFFICE OF EACH FUND ONE POST OFFICE SQUARE BOSTON, MASSACHUSETTS 02109	
CONTACT INFORMATION	
Inbound Line	1-866-796-6869
Website	https://www.eatonvance.com/all-closed-end-funds.php

What are Shareholders being asked to vote on?

1(a). Election of three Class I Trustees;

BOARD OF TRUSTEES RECOMMENDATION – "FOR" the nominees on the WHITE proxy card(s)

PROXY CONTEST

(each, a "Fund" and together, the "Funds")

WHITE PROXY CARD

What is happening?

Saba Capital Master Fund, Ltd., a hedge fund managed by Saba Capital Management, L.P. (together, "Saba"), has proposed two nominees (the "Saba Nominees") to serve as trustees on the Board of Trustees of each Fund (each, the "Board").

What is the Board's recommendation?

Your Board does NOT endorse the Saba Nominees and unanimously recommends that you vote "FOR" the Board's nominees, Mark R. Fetting, Valerie A. Mosley and Keith Quinton (the "Board Nominees"), each of whom is a current Trustee.

Shareholders are urged to complete, sign and date the **WHITE** proxy card(s) enclosed in the mailing and return it in the accompanying postage-paid envelope.

What should shareholders do if they receive a proxy card from Saba?

You may receive proxy solicitation materials from Saba, including a proxy statement and GOLD or other colored proxy card, seeking your vote for the Saba Nominees. Each Board urges you NOT to sign any proxy card sent to you by Saba or by any person other than the Funds.

Do not send back any proxy card other than the **WHITE** proxy card(s), even to withhold votes on the Saba Nominees, as this may cancel your prior vote for the Board Nominees.

Page 1

What if a shareholder has already returned the proxy card sent by Saba?

If you have previously returned a proxy card sent to you by Saba, you can still change your vote (i) by signing, dating and returning the **WHITE** proxy card(s) in the postage-paid envelope provided; (ii) by recording your voting instructions via telephone or the internet following the instructions on the **WHITE** proxy card(s); or (iii) by voting at the Annual Meeting. Only the proxy card you submit with the latest date is the proxy card that will be counted.

How many Trustees will be elected at the Annual Meeting?

At the Annual Meeting, three (3) Trustees of each Fund are standing for election. The Funds' **WHITE** proxy cards include only the Funds' three Board Nominees, which comprise a full slate of Class I Trustee nominees.

Saba's proxy cards include only two (2) Saba Nominees, and none of the Board Nominees, which does not constitute a full slate of Class I Trustees. Fund shareholders may only vote on either the **WHITE** or gold or other color proxy card(s). Therefore, if you return a proxy card received from Saba, you will not be able to vote for a full slate of Trustees, as Saba's proxy card only includes two Trustee nominees and you cannot vote on both cards.

Why is it important for shareholders to vote the WHITE proxy card in support of the Board's nominees?

If the Saba Nominees are elected, the composition and governance of each Board could be significantly altered. Saba is a known activist investor with an extensive activist campaign history, as further described in the proxy statement. Given Saba's activist campaign history, the Board believes Saba opportunistically targets closed-end funds to seek short-term profits for itself and its clients at the expense of the funds' long-term shareholders.

For example, in two recent cases, Saba's trustee nominees approved replacing a fund's investment manager with Saba Capital Management, L.P. Each Board believes Saba's actions are harmful to long-term shareholders and strongly encourages you to continue to show your support for your Fund(s) by voting "FOR" the Board Nominees. Your vote is important, no matter how many shares you own.

SEE ALSO INFORMATION ON FUND DISCOUNT TO NAV ON PAGES 3-4 OF FACT SHEET

Will my broker vote my account for me?

If you hold your shares through a broker-dealer, the broker-dealer is the record holder of your shares. Since this is a contested proxy solicitation with respect to the Board Nominees, if you do not give voting instructions to your broker-dealer, your broker-dealer will not be able to vote your shares with respect to the proposal. You are urged to instruct your broker-dealer to vote your shares on the **WHITE** proxy card(s).

PROXY CONTEST

PROPOSAL 1: Election of three Class I Trustees;

What are shareholders being asked to approve?

Page 2

Shareholders of each Fund's Common Shares are being asked to elect Mark R. Fetting, Valerie A. Mosley and Keith Quinton as Class I Trustees. Each elected Trustee would hold office until the Fund's 2027 annual meeting.

Saba has notified each Fund that they intend to nominate two individuals to serve on the Board. Each Board does NOT endorse the Saba Nominees.

What are the qualifications of each of the Board's nominees?

Each Board takes corporate governance very seriously and is committed to ensuring that members of the Board are well-qualified and knowledgeable about the operations of closed-end funds. The Board Nominees are exceptionally well-qualified to serve on the Board, with relevant professional experience in the asset management industry.

The Board Nominees include:

- Mark R. Fetting - former President and Chief Executive Officer of investment management firm Legg Mason, Inc.;
- Valerie A. Mosley - founder of a fintech platform and former partner, portfolio manager and investment strategist at investment management firm Wellington Management Company, LLP; and
- Keith Quinton - former portfolio manager and senior quantitative analyst at investment management firm Fidelity Investments.

Additionally, the Board Nominees are deeply familiar with each Fund and its investment objective and possess extensive experience in overseeing closed-end funds.

NAME OF NOMINEES	TRUSTEE SINCE	YEAR OF BIRTH
(i.) Mark R. Fetting	2016	1954
(ii.) Valerie A. Mosley	2014	1960
(iii.) Keith Quinton	2018	1958

EACH BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH BOARD NOMINEE BY SUBMITTING THE WHITE PROXY CARD

Who will pay for the costs related to the Annual Meeting?

The expense of preparing, printing and mailing the Proxy Statement and enclosures and the costs of soliciting proxies on behalf of the Board of each Fund will be borne ratably by the Funds.

INFORMATION ON FUND DISCOUNT TO NAV

How does the Board of each Fund respond to criticism of the Funds' investment management due to the Funds' discounts to net asset value ("NAV")?

Saba's proxy materials suggest that the Saba Nominees "will bring fresh ideas and perspectives" to reduce the discount to NAV at which the Funds' shares trade. Please be assured that your Fund's/Funds' Board closely monitors Fund discounts and has taken significant action (including increasing fund distribution rates) to try to reduce Fund discounts including, in January 2024, increasing Eaton Vance California Municipal Bond Fund's monthly distribution rate by 31.2% and Eaton Vance New York Municipal Bond Fund's distribution rate by 32.7%.

Page 3

Notwithstanding Saba's various assertions, closed-end fund discounts are impacted by a range of factors, some of which are outside of a fund's control, and there is no simple mechanism for eliminating a fund's discount over the long-term.

In fact, as of July 8, 2024, both closed-end funds managed by Saba were trading at a discount to their NAV, including one fund trading at a 9.79% discount to NAV.

Each Board believes Saba's actions are harmful to the overall shareholder base of each Fund, including those shareholders investing to seek exposure to each Fund's respective investment objectives and strategies. Given Saba's extensive activist campaign history and the resulting changes to certain funds following those campaigns as discussed in the proxy statement, each Board does not believe that Saba is interested in improving Fund governance, but rather is trying to capture a short-term profit for itself and its clients at the expense of long-term Fund shareholders.

VOTING METHODS

MAIL: To vote your proxy by mail, check the appropriate voting box on your **WHITE** proxy card(s), sign and date your **WHITE** proxy card(s) and return it in the enclosed postage-paid envelope.

TOUCH-TONE: To cast your vote via a touch-tone voting line, call the toll-free number and enter the *control number* found on your **WHITE** proxy card.

INTERNET: To vote via the Internet, go to the website on your **WHITE** proxy card(s) and enter the *control number* found on your **WHITE** proxy card(s).

Proxy Materials Are Available Online At: https://funds.eatonvance.com/closed-end-fund-and-term-trust-documents.php

EQ Fund Solutions, LLC is identified in the Proxy Statement as the proxy solicitor for the Funds.

FUND NAME	TICKER	CUSIP
Eaton Vance California Municipal Bond Fund	EVM	27828A100
Eaton Vance New York Municipal Bond Fund	ENX	27827Y109

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Eaton Vance Funds
Annual Meeting / Proxy Contest
(PROXY CONTEST CALL GUIDE)

Good ***(day, afternoon, evening)***. My name is ***(AGENT'S FULL NAME)***.

May I please speak with ***(SHAREHOLDER'S FULL NAME)***? ***(Re-Greet If Necessary)***

I am calling on a recorded line regarding your current investment in [NAME OF FUND(S): Eaton Vance California Municipal Bond Fund and/or Eaton Vance New York Municipal Bond Fund].

You were recently mailed proxy materials relating to the proposal being voted on at the Annual Meeting of Shareholders of the Funds scheduled to be held on September 9, 2024.

Have you received this information?

IF NO:

I would be happy to e-mail you the information. May I please have your e-mail address?

If shareholder provide e-mail address

(Record email address & reach back to shareholder)

Thank you. This is an important Board election. Please be aware that your Fund's Board strongly encourages you to vote the **WHITE** proxy card FOR the Board's nominees.

Saba Capital Master Fund Ltd., a hedge fund managed by Saba Capital Management, L.P., has proposed two nominees for election as trustees on your Fund's Board and may send you its own proxy statement and gold proxy card.

Given Saba's activist campaign history, your Fund's Board believes Saba opportunistically targets closed-end funds, such as your Fund, to seek short-term profits for itself and its clients at the expense of the funds' long-term shareholders. Your Fund's Board urges you to support the Board's nominees by using the **WHITE** proxy card.

Particularly in light of the proxy contest being conducted by Saba, your vote in this election is extremely important. The Board's nominees, each of whom is a current Trustee, are exceptionally well-qualified to serve on the Board, with relevant professional experience in the asset management industry. They are also deeply familiar with your Fund and its investment objective and possess extensive experience in overseeing closed-end funds.

We hope the Funds can count on your support of the Boards' nominees.

Thank you and have a good ***(day, afternoon, evening)***.

If no e-mail address:

We will send the materials to you by mail. Please allow 2-3 business days for processing. This is an important Board election. Please be aware that your Fund's Board strongly encourages you to vote the **WHITE** proxy card FOR the Board's nominees.

FOR INTERNAL DISTRIBUTION ONLY Updated 07-18-2024
146423627_6

Eaton Vance Funds
Annual Meeting / Proxy Contest
(PROXY CONTEST CALL GUIDE)

Saba Capital Master Fund Ltd., a hedge fund managed by Saba Capital Management, L.P., has proposed two nominees for election as trustees on your Fund's Board and may send you its own proxy statement and gold proxy card.

Given Saba's activist campaign history, your Fund's Board believes Saba opportunistically targets closed-end funds, such as your Fund, to seek short-term profits for itself and its clients at the expense of the funds' long-term shareholders. Your Fund's Board urges you to support the Board's nominees by using the **WHITE** proxy card.

Particularly in light of the proxy contest being conducted by Saba, your vote in this election is extremely important. The Board's nominees, each of whom is a current Trustee, are exceptionally well-qualified to serve on the Board, with relevant professional experience in the asset management industry. They are also deeply familiar with your Fund and its investment objective and possess extensive experience in overseeing closed-end funds.

We hope the Funds can count on your support of the Boards' nominees.

Thank you and have a good ***(day, afternoon, evening)***.

IF YES:

Great. Please be aware that your Fund's Board strongly encourages you to vote the **WHITE** proxy card FOR the Board's nominees, each of whom is a current Trustee.

Saba Capital Master Fund Ltd., a hedge fund managed by Saba Capital Management, L.P., has proposed two nominees for election as trustees on your Fund's Board and may send you its own proxy statement and gold proxy card.

Given Saba's activist campaign history, your Fund's Board believes Saba opportunistically targets closed-end funds, such as your Fund, to seek short-term profits for itself and its clients at the expense of the funds' long-term shareholders. Your Fund's Board urges you to support the Board's nominees by using the **WHITE** proxy card.

Particularly in light of the proxy contest being conducted by Saba, your vote in this election is extremely important. The Board's nominees, each of whom is a current Trustee, are exceptionally well-qualified to serve on the Board, with relevant professional experience in the asset management industry. They are also deeply familiar with your Fund and its investment objective and possess extensive experience in overseeing closed-end funds.

Can your Fund count on your support of the Board's nominees?

(Pause For Response)

IF YES:

Great. Thank you very much for your continued support.

FOR INTERNAL DISTRIBUTION ONLY
146423627_6
Updated 07-18-2024

Eaton Vance Funds
Annual Meeting / Proxy Contest
(PROXY CONTEST CALL GUIDE)

As a reminder, the Annual Meeting is scheduled to be held on September 9, 2024. You can vote your shares by following the instructions on your Fund's **WHITE** proxy card. Please submit your vote at your earliest convenience.

Depending on how you hold your shares of your Fund, you may receive more than one **WHITE** proxy card. Please vote all **WHITE** proxy cards that you receive. Do not send back any proxy card other than the **WHITE** proxy cards enclosed with the proxy materials.

Thank you for committing to support your Board's nominees.

IF NO:

May I ask what is stopping you from supporting the Board's nominees?
(Respond To Questions Using Fact Sheet)

(After Discussion)

Given our conversation, can your Fund count on your support for the Board's nominees?

IF YES:

Thank you.

As a reminder, the Annual Meeting is scheduled to be held on September 9, 2024. You can vote your shares by following the instructions on your Fund's **WHITE** proxy card. Please submit your vote at your earliest convenience.

Depending on how you hold your shares of your Fund, you may receive more than one **WHITE** proxy card. Please vote all **WHITE** proxy cards that you receive. Do not send back any proxy card other than the **WHITE** proxy cards enclosed with the proxy materials.

*Thank you for committing to support your Board's nominees through voting on your Fund's **WHITE** proxy card.*

IF NO: **(Notate Feedback)**

I understand.

(PROCEED TO CLOSING)

CLOSING

Thank you for your time. If you have any additional questions, please call EQ Fund Solutions, LLC, your Fund's proxy solicitor, at (866) 796-6869. Thank you and have a good (***day, afternoon, evening***.)

FOR INTERNAL DISTRIBUTION ONLY
146423627_6

Updated 07-18-2024

Eaton Vance California Municipal Bond Fund

NYSE American: EVM

Eaton Vance New York Municipal Bond Fund

NYSE American: ENX

George J. Gorman

Chairperson, Board of Trustees

Eaton Vance California Municipal Bond Fund

Eaton Vance New York Municipal Bond Fund

August 9, 2024

Dear Shareholder,

On behalf of the Boards of Trustees (together, the “Board”) of Eaton Vance California Municipal Bond Fund (“EVM”) and Eaton Vance New York Municipal Bond Fund (“ENX”) (together, the “Funds”), I urge you to take action to protect each Fund’s overall shareholder base by using the WHITE proxy card to vote FOR the three Board-approved Trustee nominees. I further urge you not to vote for the two nominees proposed on the GOLD proxy card by a known activist investor with an extensive activist campaign history of targeting registered closed-end funds.

The Board-approved proxy statement that you recently received from the Funds provides details on the three incumbent Trustees that the Board recommends be reelected. The proxy statement also highlights information about the ongoing work by the current Board to serve the Funds and shareholders’ interests and provides information on the activist investor and the Board’s review of the nominees proposed by the activist investor. As Chairperson of the Board, I write this letter separately to highlight several key reasons why the current Board – all of whom are independent of Eaton Vance Management, a subsidiary of Morgan Stanley – believes that Fund shareholders should vote for the Board-approved Trustee nominees by voting on the WHITE proxy card and not acting on the GOLD proxy card or otherwise responding to communications from the activist investor.

Board-Approved Nominees

Each of the three incumbent Trustees nominated by the Board for re-election and listed on the WHITE proxy card is deeply familiar with the Funds, their investment objectives and strategies, their operations, and the portfolio management teams. The incumbent nominees have extensive experience in overseeing closed-end funds, serving a collective 24 years as Trustees of the Funds and other closed-end funds in the Eaton Vance fund group and consistently acting in the best interests of Funds and their shareholders. Each incumbent nominee has significant experience in the asset management industry. The group includes:

•	A former President and Chief Executive officer of a large investment management firm;
•	A founder of a fintech platform and former partner, portfolio manager and investment strategist at a large investment management firm; and

•	A former portfolio manager and senior quantitative analyst at another, different large investment management firm.

The other current Trustees with whom I serve are also highly qualified individuals with a broad range of industry and professional backgrounds to oversee the Funds and serve shareholder interests. We are independent fiduciaries with a single objective to look out for the interests of the Funds and shareholders.

Activist Investor Nominees

You may have received a separate proxy statement and GOLD proxy card from Saba Capital Management, L.P., Saba Capital Master Fund, Ltd. and Boaz R. Weinstein (collectively, “Saba”). Saba is a known activist investor with an extensive activist campaign history. The Board believes Saba opportunistically targets closed-end funds to seek short-term profits for itself at the expense of other closed-end fund shareholders who have invested in such funds to gain exposure to each Fund’s respective investment objective and strategies. According to industry reporting detailed in the Funds’ proxy statement, since Saba was founded in 2009, it has engaged in more than 150 activist campaigns against closed-end funds, many involving proxy contests, proposals and litigation. In two such campaigns, Saba’s nominees approved replacing the fund’s investment manager with Saba management. Saba has a history of buying fund shares at a discount during periods of market dislocation and then agitating to compel the target fund to take out the Saba position at a higher price, resulting in personal enrichment at the expense of other shareholders. The Board believes these types of actions can interfere with a fund’s investment program, distract management, raise fund expenses (which potentially reduces the fund’s return) and reduce trading liquidity, potentially leading to termination of the fund.

Based on the Saba proxy statement, the two Saba nominees appear to have little or no experience with closed-end funds or with investment company governance under applicable federal and state laws. They have been handpicked by Saba. Although Saba says that the Board “needs fresh ideas and perspectives to address the Fund’s trading discount,” there is no indication what experience these nominees would bring or what ideas that they would bring to help shareholders overall that have not already been considered or implemented by the Funds. Shares of closed-end funds often trade at a discount to their NAV, which is a characteristic of listed closed-end funds that the Board expects active participants in the closed-end funds industry, such as Saba, to be well-aware of, and there is no simple mechanism for narrowing or eliminating a fund’s discount over long-term periods. In fact, according to Saba’s website as of August 7, 2024, both closed-end funds managed by Saba were trading at a discount to their net asset value.

The Board’s Commitment to Shareholder Interests

The Board has maintained a consistent focus on ensuring that each Fund continues to deliver on its investment objective of providing high current income exempt from certain taxes. The Board has approved changes over time in each Fund’s distribution policies, seeking to enhance shareholder returns. For example, in January 2024, the Board approved appreciable increases to each Fund’s monthly distribution rates, increasing EVM’s rate by 31.2% and ENX’s rate by 32.7%. Additionally, the Board-approved share repurchase program authorizes each Fund to repurchase up to 10% of its common shares outstanding as of the last day of the prior calendar year at market prices when shares are trading at a discount to net asset value. The Board also actively manages each Fund’s use of leverage to best position the Fund to maintain its levered exposure at a reasonable cost.

The Board-approved nominees will continue the Board’s focus on the interests of shareholders overall.

Your Vote is Important

I urge you to vote for the Board-approved nominees on the WHITE proxy card to prevent Saba from advancing its self-serving agenda and exposing other shareholders to potential harm.

Please read the Board-approved proxy statement from the Funds, which explains why the Board believes its nominees deserve your vote.

Your vote is extremely important. Please act now to help protect your investment. Using the WHITE card, cast your vote FOR the Board-approved nominees. Voting takes just a few minutes, and can be completed online, at the Annual Meeting, by phone or through the mail by following the instructions on the WHITE proxy card.

Saba representatives may contact you to solicit your vote. Please do not mail in the GOLD proxy card sent by the Saba. Doing so may cancel your vote to support the Funds and their current Board.

Thank you for your vote to support the best interests of all shareholders of the Funds.

Sincerely,

George J. Gorman

Chairperson, Board of Trustees

Eaton Vance California Municipal Bond Fund

Eaton Vance New York Municipal Bond Fund